UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

White Fox Ventures Inc.
(Exact name of Registrant as Specified in Its Charter)

Nevada	333-178624	37-1640902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

387 Park Avenue, 5th Floor, New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (646) 952-8847
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02
Termination of a Material Definitive Agreement.
As reported on its Current Report on Form 8-K filed on August 29, 2016, White Fox Ventures Inc. (the “Registrant”) entered into a private placement agreement with NQ Minerals PLC, an Australian mining company (“NQ”), on August 22, 2016. Under that agreement, the Registrant was to invest up to $2,500,000 over an eight month period on the schedule set forth in the agreement. The Registrant remitted $150,000, representing the first tranche of its investment, at the time of the signing of the agreement and $100,000, representing the second tranche, thereafter. On November 27, 2016, the parties to the agreement terminated the remaining investment obligations under the private placement agreement, effective as of December 1, 2016, without further investment having been made.
Item 3.02
Unregistered Sales of Equity Securities.
On August 22, 2016, the Registrant reported in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, that 40,178,957 shares of its common stock were issued and outstanding as of August 12, 2016.
From time to time since August 12, 2016, the Registrant has funded its operations and the payment of its expenses through the issuance and sale of additional shares of common stock, primarily to the Registrant’s Chief Executive Officer, Shinsuke Nakano. Certain of these investments were funded prior to August 12, 2016, but were not reflected in the shares reported as outstanding on August 12, 2016 because the stock certificates had not yet been issued by the Registrant’s transfer agent. A summary of each investment made by Mr. Nakano follows:

Date	Certificate Issue Date	Investment Amount	Price per share	Shares Issued
6/1/2016	8/16/2016	$15,350	$0.025	614,000
7/15/2016	8/16/2016	$234,544	$0.025	9,381,743
7/28/2016	8/16/2016	$34,721	$0.025	1,388,840
8/26/2016	8/30/2016	$150,000	$0.01	15,000,000
9/15/2016	9/19/2016	$18,200	$0.01	1,820,000
10/4/2016	10/18/2016	$112,543	$0.025	4,501,719
The Registrant used the proceeds from each investment to pay accrued consulting, accounting, legal and other fees and expenses of the Registrant, and for general working capital purposes, including the funding of the Registrant’s operations through its Japanese subsidiary. In addition, the proceeds of the August 26, 2016 and October 4, 2016 investments were used to fund the Registrant’s investment in NQ Minerals PLC, as disclosed in the Registrant’s Current Report on Form 8-K filed August 29, 2016 and described under Item 1.02 of this Current Report.
The Registrant also issued 350,000 shares of common stock on August 16, 2016, to a former professional services provider as part of a settlement agreement relating to outstanding fees.
Each of the above issuances was made in reliance on an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof. As of December 27, 2016, there were 73,682,959 shares of the Registrant’s common stock outstanding.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE FOX VENTURES, INC.

Date: December 27, 2016	By:	/s/ Shinsuke Nakano
Shinsuke Nakano
Chief Executive Officer